Exhibit 10.9
                      Memorandum of Understanding
             Between Pharmavet Inc. and Supriya Chemicals

Supriya Chemicals ("Supriya") agrees to appoint Pharmavet Inc.
("Pharmavet") as a non-exclusive representative of Supriya in South and Central America and Africa. Pharmavet agrees to assist Supriya in obtaining new customers for Supriya in the South and Central America and Africa, working on a non-exclusive basis.

Upon Supriya's acceptance of a customer introduced by Pharmavet and Supriya's receipt of payment from the customer, Supriay agrees to pay Pharmavet a commission, the amount and rate to be agreed upon at the time Supriya accepts an order from Pharmavet's customer. Supriya also agrees to honor Pharmavet's introductory role and continue to pay Pharmavet the same commission on any repeat and future orders received from customers introduced to Supriya by Pharmavet. However, the prices and marketing policies for its products will be decided by Supriya from time to time.
If prices change from such repeat customers, Supriya and Pharmavet will agree on the commission to be paid to Pharmavet by Supriya. Supriya will not deal directly with the buyer and will communicate with the buyer through Pharmavet.

Supriya agrees to pay Pharmavet its commission within 30 days after realization of L/C payment from the buyer or another acceptable means is received by Supriya. Supriya will invoice the end buyer directly and received payment directly from the end buyer. Supriya will also ship product directly to the end buyer after registration of the product is approved by the host country of the buyer.

Supriya will provide Pharmavet with product information and list prices for its products. Pharmavet will guide Supriya about the price to be charged to customers introduced by Pharmavet from time to time. However, final approval for price to be charged to the customer will be by Supriya.

Supriya agrees to provide samples and documentation necessary to register Supriya's products in the host country of the buyer. Supriya will also provide Pharmavet with information about Supriya's products and list prices for its products.

This memorandum of understanding between Supriya and Pharmavet will authorize Pharmavet to market Supriya's products immediately from the date of execution of this Understanding. This Memorandum of Understanding between Supriya and Pharmavet shall remain in force for 2 years and may be renewed for an additional two years, if both parties agree in writing.

Dated: August 25, 2003

S/Signed K. Jayakumar             S/Signed Arthur Seidenfeld
---------------------             --------------------------
  K.Jayakumar                       Arthur Seidenfeld
  Supriya Chemicals                 Pharmavet Inc.